Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

PBAX (the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed financial information presents the combination of the financial information of PBAX and CERo Therapeutics, Inc. (“CERo”) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Capitalized terms included below have the same meaning as defined elsewhere in this proxy statement/prospectus.

The historical financial information of Phoenix was derived from the audited financial statements of PBAX for the year ended December 31, 2022, and unaudited financial statements as of, and for the nine months ended September 30, 2023, included elsewhere in this proxy statement/prospectus. The historical financial information of CERo was derived from audited financial statements of CERo the for the year ended December 31, 2022, and unaudited financial statements as of, and for the nine months ended September 30, 2023, included elsewhere in this proxy statement/prospectus. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited and unaudited financial statements of PBAX and CERo, respectively, and should be read in conjunction with the audited historical financial statements and related notes. This information should be read together with PBAX’s and CERo’s audited financial statements and related notes, the sections titled “PBAX Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations” and “CERo Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, combines the historical balance sheet of PBAX and the historical balance sheet of CERo on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, and nine months ended September 30, 2023 combines the historical statement of operations of PBAX and historical statement of operations of CERo for such periods on a pro forma basis as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented. There were no pro forma adjustments required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

On June 4, 2023, PBAX entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), by and among the Company, PBCE Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and CERo Therapeutics, Inc., a Delaware corporation (“CERo”). The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into CERo, with CERo surviving as a wholly-owned subsidiary of the Company (the “Business Combination”). Upon the closing of the Business Combination (the “Closing”), the Company will change its name to “CERo Therapeutics Holdings, Inc.” (“New CERo”).

At the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of CERo common stock, par value $0.0001 per share (the “CERo common stock”) will be cancelled and converted into (a) the right to receive a number of shares of PBAX Class A common stock, par value $0.0001 per share (“Class A common stock”), equal to $50,000,000, minus the Aggregate Liquidation Preference (as defined in the Business Combination Agreement), divided by the outstanding company capitalization, divided by $10.00 (the “Exchange Ratio”) and (b) the right to receive a pro rata portion of up to 1,200,000 additional restricted shares of Class A Common Stock which will have restrictions removed if the First Level Earnout Target, the Second Level Earnout Target or a Change of Control occurs within four years after the Closing (“Earnout Shares”); (ii) each outstanding option to purchase CERo common stock (each, a “CERo option”) will be converted into an option to purchase a number of shares of Class A common stock, equal to (A) the number of shares of CERo common stock subject to such option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, at an exercise price per share equal to the current exercise price per share for such option divided by the Exchange Ratio; in each case, rounded down to the nearest whole share, and rounded up to the nearest whole cent in the case of the exercise price of the CERo options; (iii) each outstanding share of CERo preferred stock, par value $0.0001 per share (the “CERo preferred stock”), will be converted into a number of shares of Class A common stock, equal to the number of shares of Class A common stock obtained by dividing the liquidation preference thereof by $10.00 and the contingent right to receive such holder’s Earn-Out Pro Rata Portion (as defined in the Business Combination Agreement); (iv) each warrant to purchase CERo preferred stock (each, a “CERo warrant”) outstanding as of immediately prior to the Effective Time will be converted into a warrant to acquire a number of shares of Class A common stock equal to the number of shares of CERo preferred stock subject to the corresponding warrant immediately prior to the Effective Time, multiplied by the Aggregate Liquidation Preference of such underlying shares of CERo preferred stock, and divided by $10.00, with the exercise price per share for such warrant equal to (A) the current aggregate exercise price of such warrant (the current exercise price per share of CERo preferred stock applicable to the corresponding warrant immediately prior to the Effective Time, multiplied by the number of shares of CERo preferred stock issuable upon exercise thereof), divided by (B) the number of shares of Class A common stock issuable upon exercise thereof; and, (v) each outstanding Convertible Bridge Note will automatically convert all outstanding principal and any unpaid accrued interest into Series A Preferred Stock of the surviving company at a conversion price equal to $1,000 per share. The Company will issue or reserve for issuance an aggregate of 6.6 million shares of Class A common stock to the holders of CERo common stock and CERo preferred stock or reserved for issuance upon exercise of CERo options or warrants as consideration in the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below

As of February 13, 2024, CERo has entered into a PIPE subscription as described above.In addition, based on the terms of the Earn-Out Pro Rata Portion described above, we have determined that equity treatment is appropriate in accordance with ASC 815-40 and would be accounted for akin to a deemed distribution resulting in a net zero impact to the unaudited pro forma condensed combined statement of operations. We also concluded that there is a very low likelihood of meeting the milestones and determined that any pro forma adjustment would be immaterial to an investor due to the net zero impact within equity.

On June 4, 2023, CERo entered into a bridge financing agreement (the “Bridge Notes”) in anticipation of CERo completing the Business Combination with PBAX pursuant to a definitive Business Combination Agreement. Per the term sheet, it is anticipated that CERo will raise up to a total of $1,210,460 to be allocated to the eligible participants. On June 6, 2023, CERo sold Convertible Bridge Notes with an aggregate principal amount of $605,230 to certain eligible participants. The Bridge Notes shall automatically convert (principal and accrued interest) upon a Business Combination into Series A Preferred shares of the surviving company in the Business Combination at conversion rate of $1,000 per share. For purposes of this unaudited pro forma condensed combined financial information, PBAX has assumed that the closing price will be $1000.00, the per share valuation of the Series A Preferred shares issuable in the PIPE.

An additional 1,000,000 shares of restricted common stock have been issued to select CERo shareholders and Bridge Note investors and 1,000,000 of the Sponsor common shares have been restricted. On the filing of an investigational new drug application (“NDA”) with the FDA, the restrictions upon the CERo shares will be removed, and the restricted shares held by the sponsor will be retired. Should the Company fail to file an IND with the FDA, the CERo restricted shares will be retired and the restrictions on the Sponsor’s shares will be removed.

The Sponsor shares included an allotment of 2,000,000 shares, 250,000 shares of which were transferred to a key investor, with 875,000 of the remaining shares being distributed to select CERo shareholders and Bridge investors and 875,000 shares being retained by the Sponsor.

The Company is also issuing 2,129,500 new shares of common stock. A total of 1,629,500 shares were issued to select vendors in lieu of cash payment for services provided related to the merger. A total of 300,000 shares were provided to individuals as compensation. The remaining 200,000 shares were issued to a lead investor in the PIPE.

The following summarizes the pro forma ownership of Class A Common Stock of New CERo following the Business Combination and the conversion of the Bridge Notes.

	Shares	%
CERo Therapeutics, Inc. Shareholders	584,506	3.9%
CERo Therapeutics, Inc. Series Preferred Shareholders (as-converted)	4,415,494	29.6%
Total CERo Therapeutics, Inc. Merger Shares	5,000,000	33.5%
CERo Therapeutics, Inc. Earnout Shares (Price and Change of Control triggers)	1,200,000	8.0%
CERo Therapeutics, Inc. Earnout Shares (IND filing trigger)	1,000,000	6.7%
CERo allocation of Sponsor Shares	850,000	5.9%

Total CERo Therapeutics, Inc. Shares	8,050,000	54.1%
PBAX Non-Founder Shares	269,076	1.8%
PBAX Founder Shares of Sponsor	4,171,245	27.9%
Total PBAX Shares	4,440,321	29.7%
Investor receipt of founder shares	250,000	1.7%
New Issuance shares	2,164,500	14.5%
Pro Forma Common Stock at September 30, 2023	11, 929,821	100.0%

1.	Excludes CERo’s Convertible Preferred Stock Warrants which will rollover and allow the holder to purchase approximately 325,000 Class A Common Shares in New CERo.

2.	Excludes 894,500 options granted under CERo’s Equity Incentive Plan exercisable into approximately 57,652 Class A Common Shares in New CERo.

3.	Excludes PBAX’s Public Warrants and Private Placement Warrants exercisable in the aggregate for 9,192,500 shares.

4.	Excludes warrant to purchase approximately 125,000 Class A Common Shares in New CERo issued to the lead investor for the PIPE financing.

The presentation of pro forma financial statements is dependent upon which entity in the Business Combination is considered the accounting acquirer.

The Business Combination will be accounted using the asset acquisition method in accordance with U.S. GAAP. Under this method of accounting, we have preliminary determined that PBAX is the accounting acquirer as PBAX is (i) the entity issuing its own shares to consummate the Business Combination, (ii) the senior management team will primarily be comprised of PBAX’s existing management team, and (iii) PBAX’s assets are currently significantly larger than CERo’s, based on the terms of the Business Combination Agreement. The merger is expected to be accounted for as an asset acquisition as substantially all of the fair value is concentrated in IPR&D, an intangible asset. CERO’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

Phoenix Biotech Acquisition Corp. and CERo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)
As of September 30, 2023

	As of September 30, 2023
	Phoenix Biotech Acquisition Corp. (Historical)	CERo Therapeutics, Inc. (Historical)	Transaction Accounting Adjustments)		As of September 30, 2023 Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash, restricted cash, and cash equivalents	$119,014	$2,562,025	$8,329,792	B	$11,416,872
			(374,000	)F
			(160,000	)G
			(250,000	)H
			(1,154,452	)I
			(7,375,507	)J
			9,400,000	K
Prepaid expenses and other current assets	21,815	214,770	—		236,585
Deferred offering costs			500,000		500,000
Money market funds held in Trust Account	8,329,792	—	(8,329,792	)B	—
Total current assets	8,470,621	2,776,795	906,041		12,153,457
Non-current assets:
Equipment, net	—	1,081,260	—		1,081,260
Operating lease right-of-use assets	—	2,359,758	—		2,359,758
Total non-current assets	—	3,441,018	—		3,441,018
TOTAL ASSETS	8,470,621	6,217,813	906,041		15,594,475

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Accounts payable	3,311,098	1,283,950	(600,000	)F	1,139,048
			(2,856,000	)I
Accrued liabilities	—	329,754	—		329,754
Accrued offering costs and expenses	—	—	500,000		500,000
Common stock subscription deposit	—	1,875	—		1,875
Operating lease liability	—	743,900	—		743,900
Short-term notes payable, net	—	588,853	(588,853	)C	—
Income tax payable	28,769	—	—		28,769
Working capital loan – related party	1,395,000	—	(1,395,000	)G	—
Franchise tax payable	6,100	—	—		6,100
Excise tax payable	56,389	—	—		56,389
Due to affiliate	3,315	—	—		3,315
Total current liabilities	4,800,671	2,948,332	(4,939,853)		2,809,150
Non-current liabilities:
Operating lease liability, net of current portion	—	1,779,477	—		1,779,477
Preferred stock warrant liability	—	199,149	—		199,149
Derivative liabilities in NewCERo Series A Preferred Stock	-	-	2,070	C	750,391
	—	—	51,502	G
	—	—	696,819	K
Deferred underwriting fee	9,150,000	—	(9,150,000	)H	—
Total non-current liabilities	9,150,000	1,978,626	(8,399,609)		2,729,017
Total liabilities	13,950,671	4,926,958	(13,339,462)		5,538,167

Common stock subject to possible redemption	8,287,049	—	(8,287,049	)A	—

COMMITMENTS AND CONTINGENCIES
Convertible preferred stock:
Series Seed	—	4,077,560	(4,077,560	)E	—
Series A	—	38,023,784	(38,023,784	)E	—
NewCERo Series A Preferred Stock	—	—	586,783	C	10,793,462
			1,503,498	G
			8,703,181	K
Total convertible preferred stock	—	42,101,344	(31,307,882)		10,793,462

Stockholders’ deficit:
Common stock	—	907	(907	)D	—
Class A common stock	547	—	829	A	1,259
			500	E
			63	I
			(738	)J
			50	L
			8	M
Additional paid-in capital	—	1,013,243	8,286,220	A	41,138,951
			(41,823,732	)D
			74,224,205	E
			(3,518,842	)I
			(7,374,769	)J
			2,794,950	L
			499,992	M
Retained deficit	(13,767,646)	(41,824,639)	41,824,639	D	(41,877,364)
			(32,123,361	)E
			226,000	)F
			8,900,000	H
			(1,817,357	)I
			(2,795,000	)L
			(500,000	)M
Total stockholders’ deficit	(13,767,099)	(40,810,489)	53,840,434		(737,154)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$8,470,621	$6,217,813	$(1,063,469)		$15,594,475

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

Phoenix Biotech Acquisition Corp. and CERo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations
For the Nine Months Ended September 30, 2023

	For the Nine Months Ended September 30, 2023				For the Nine Months
	Phoenix Biotech Acquisition Corp. (Historical)	CERo Therapeutics, Inc. (Historical)	Transaction Accounting Adjustments		Ended September 30, 2023 Pro Forma Combined
Operating expenses:
Research and development	$—	$4,270,472	$—		$4,270,472
General and administrative	2,518,347	2,283,404	4,539,561	BB	12,636,312
			2,795,000	CC
			500,000	DD
Franchise tax	45,300	—	—		45,300
Total operating expenses	2,563,647	6,553,876	7,834,561		16,952,084
Loss from operations	(2,563,647)	(6,553,876)	(7,834,561)		(16,952,084)
Other income:
Interest and other income, net	380,583	529,481	—		529,481
Gain on settlement of deferred underwriting fees	—	—	8,900,000		8,900,000
Gain on settlement of transaction expenses	—	—	2,948,204		2,948,204
Total other income	380,583	529,481	11,848,204		12,758,268
Net loss before income taxes	(2,183,064)	(6,024,395)	4,013,643		(4,193,816)
Income tax expense	(70,409)	—	—		(70,409)
Net loss attributable to common shareholders	$(2,253,473)	$(6,024,395)	$4,013,643		$(4,264,225)
Net loss per share (Note 4)
Basic and diluted weighted average shares outstanding, Class A Common Stock	3,547,888	9,058,608			11,929,821
Basic and diluted net loss per share	$(0.34)	$(0.67)			$(0.36)
Basic and diluted weighted average shares outstanding, Class B Common Stock	3,075,432	N/A			N/A
Basic and diluted net loss per share	$(0.34)	N/A			N/A

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022

Phoenix Biotech Acquisition Corp. and CERo Therapeutics, Inc.
Unaudited Pro Forma Condensed Combined Detailed Adjusted Statement of Operations
For the Year Ended December 31, 2022

	For the Year Ended December 31, 2022		Transaction Accounting		For the Year Ended December 31, 2022 Pro Forma	Transaction Accounting		For the Year Ended December 31, 2022 Pro Forma
	Phoenix Biotech Acquisition Corp. (Historical)	CERo Therapeutics, Inc. (Historical)	Adjustments (Assuming No Redemption)		Combined (Assuming No Redemption)	Adjustments (Assuming Full Redemption)		Combined (Assuming Full Redemption)
Operating expenses:
Research and development	$—	$9,845,603	$47,418,251	CC	$57,263,854	$—		$57,263,854
General and administrative	2,841,391	2,125,628	500,000	BB	5,467,019	—		5,467,019
Franchise tax	64,050	—	—		64,050	—		64,050
Total operating expenses	2,905,441	11,971,231	47,918,251		62,794,923	—		62,794,923
Loss from operations	(2,905,441)	(11,971,231)	(47,918,251)		(62,794,923)	—		(62,794,923)
Other income:
Interest and other income, net	2,836,864	142,115	—		2,978,979	(2,836,864	)DD	142,115
Total other income	2,836,864	142,115	—		2,978,979	(2,836,864)		142,115
Net loss before income taxes	(68,577)	(11,829,116)	(47,918,251)		(59,815,944)	(2,836,864)		(63,652,808)
Income tax expense	599,159	—	—		599,159	—		599,159
Net loss attributable to common shareholders	$(667,736)	$(11,829,116)	$(47,918,251)		$(60,415,103)	$(2,836,864)		$(63,251,967)
Net loss per share (Note 4)
Basic and diluted weighted average shares outstanding, Class A Common Stock	17,896,428	8,974,247			11,582,584			10,294,286
Basic and diluted net loss per share	$(0.03)	$(1.32)			$(5.22)			$(6.14)
Basic and diluted weighted average shares outstanding, Class B Common Stock	4,596,250	N/A			N/A			N/A
Basic and diluted net loss per share	$(0.03)	N/A			N/A			N/A

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination is expected to be accounted for as an asset acquisition in accordance with U.S. GAAP. Under this method of accounting, PBAX will be treated as the “accounting acquirer” and CERo as the “accounting acquiree” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be accounted for as an asset acquisition as substantially all of the fair value is concentrated in IPR&D, an intangible asset. CERo’s assets (except for cash) and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D with no alternative future use being expensed. The fair value measurements utilize estimates based on key assumptions of the Business Combination, including historical and current market data.

The unaudited pro forma adjustments included herein are preliminary and will be adjusted as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined subsequent to the Merger, and the final amounts of the assets acquired, and liabilities assumed may differ materially from the values recorded in the pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, gives effect to the Business Combination and related transactions as if they had been completed on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2023, and year ended December 31, 2022, gives effect to the Business Combination and related transactions as if they had been completed on January 1, 2022. These periods are presented on the basis that PBAX is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that PBAX management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. PBAX management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of PBAX and CERo.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Preliminary Purchase Price

The accompanying unaudited pro forma condensed combined financial statements reflect an estimated preliminary purchase price of approximately $53,004,251 comprised of equity consideration of approximately $51,004,251, and PBAX estimated transaction costs of $4,673,357.

The table below represents the total estimated preliminary purchase price:

Total shares transferred (CERo Shareholders on a fully- diluted basis exclusive of Preferred Shareholders)	584,506
Value per share(1)	$5.49
$3,208,938
Conversion Convertible Preferred Shares into Class A Common Shares
Series seed liquidation value	415,498
Series A liquidation amount	3,999,997
4,415,495
Value per share(1)	$5.49
$24,241,066
Total Share Consideration	$27,450,004
Transaction costs	$4,673,357
Total purchase consideration	$32,123,361

(K)	Share Consideration is calculated using a $5.59 reference price, which was the February 13, 2024 closing price of PBAX.

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on the relative fair value of the preliminary estimate of the fair value of assets and liabilities to be acquired:

Preliminary Purchase Price Allocation:
Cash and cash equivalents	$5,388,000
IPR&D	26,537,361
Fixed assets	1,312,000
Net working capital (Excluding cash)	(945,000)
Other	(169,000)
Net assets acquired	$32,123,361

The guidance in ASC 805 requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. The initial screen test was met as PBAX determined that substantially all of the fair value was concentrated in the acquired IPR&D. The fair value of the IPR&D was determined to be approximately $26,537,361 before the purchase price was allocated among the assets and liabilities acquired, as shown above.

IPR&D represents the R&D assets of CERo which were in-process, but not yet completed, and which PBAX has the opportunity to advance. Current accounting standards require that the fair value of IPR&D projects acquired in an asset acquisition with no alternative future use be allocated a portion of the consideration transferred and charged to expense at the acquisition date.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain estimates, assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. PBAX has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. There were no pro forma adjustments required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information does not include an income tax adjustment. Upon closing of the Business Combination, it is likely that the combined company will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the period presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of New CERo Class A Common Stock outstanding, assuming the Business Combination and related transactions occurred on the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet:

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

A.	Reflects the reclassification of 764,957 PBAX shares subject to redemption value of $8,287,049 to equity assuming a No Redemption Scenario.

B.	Reflects the reclassification of PBAX’s remaining marketable securities and cash held in the trust account to cash and cash equivalents.

C.	Reflects the automatic conversion of $605,230 of principal and $32,367 of accrued interest into 637 NewCERo Series A Preferred Shares upon the merger based on the amended terms of the Bridge Financing, at which time the $637,597 will be recorded in NewCERo Series A Preferred Stock.

D.	Reflects the elimination of CERo’s outstanding equity, exclusive of its preferred shares which is adjusted in (I), comprised of 9,068,899 shares of common stock, par value of $0.0001, accumulated deficit of $41,824,639, reflected as a decrease in additional paid-in capital.

E.	Reflects the Merger Consideration, including the estimated fair value of 584,506 shares of PBAX Class A Common Stock to existing CERo common shareholders, estimated fair value of 4,415,494 shares of PBAX Class A Common stock to existing convertible preferred shareholders (Note 3), and estimated transaction costs. Also, reflects the elimination of CERo’s Series Seed, and Series A preferred shares at $4,077,560 and $38,023,784 respective, an increase in additional paid-in capital of $74,224,205 as well as the adjustment to accumulated deficit for the acquired IPR&D as follows:

September 30, 2023
Cash and cash equivalents	$5,388,000
Expensed IPR&D acquired (DD)	26,537,361
Fixed assets	1,312,000
Net working capital (exclusive of cash and cash equivalents)	(945,000)
Other	(169,000)
Total adjustments to accumulated deficit	$32,123,361

F.	Represents CERo’s estimated transaction costs of $740,705 inclusive of advisory, banking, legal and other professional fees that are expensed as a part of the Business Combination of which $600,000 has already been reflected within the historical financial statements of CERo ($0 which has already been paid), and $140,705 within accumulated deficit. The Company negotiated fee modification agreements with vendors resulting in a gain on settlement of expenses of $336,705, resulting in a $226,000 reduction to retained deficit.

G.	Repayment of PBAX Working capital loan — related party.The Working Capital Loans converted into Class A common shares at a price of $10.00 per share resulting in an additional issuance of 1555 Class A common shares.

H.	Represents the settlement of PBAX’s deferred underwriting fees related to its Initial Public offering, resulting in a gain on settlement of underwriting fees of $8,900,000 and a reduction in rertained deficit of $8,900,000.

I.	Represents PBAX’s estimated transaction costs, included within the estimated purchase price (Note 3). Of the total estimated $4,906,000 transaction costs inclusive of advisory, banking, printing, legal, accounting fees and other professional fees that are to be incurred as a direct and incremental part of the Business Combination. These costs are expected to be incurred at Closing of which $2,000,000 will be recorded within additional paid-in capital, $50,000 will be recorded in retained deficit, and $2,856,000 of which has already been incurred and reflected in the historical financial statements of PBAX (of which $0 has already been paid) are reflected as a reduction in cash and accounts payable.

Represents PBAX’s estimated transaction costs, included within the estimated purchase price (Note 3). Of the total estimated $7,254,856 of transaction costs inclusive of advisory, banking, printing, legal, accounting fees and other professional fees that are to be incurred as a direct and incremental part of the Business Combination, the company renegotiated to payments of 1,154,452 of cash and the issuance of 629,500 shares of common stock. The estimated value of the common stock is $3,518,905 using the February 13, 2024 PBAX common stock closing price of $5.59. The value of the stock and cash payment represents a gain on the settlement of expenses of $2,581,499. The transaction is represented as a reduction of existing accounts payable and payment of an additional $1,817,357 expenses incurred after September 30, 2023 satisfied by the cash payment and stock issuance.

J.	Reflects the redemption of 671,285 shares of PBAX Class A Common Stock for aggregate redemption payments of $7,375,507 resulting in a redemption price of $11.07 per share.

K.	Reflect the sale of 10,400 shares of NewCERo Series A Convertible Preferred Shares to investors for gross proceeds of $9,400,000. The redemption features require the NewCERo Series A Convertible Preferred Shares be presented as mezzanine equity. Certain conversion features, with an estimated fair value of $395,950 and warrants to purchase 125,000 common shares for $9.20 per share granted to the lead investor with a preliminary estimated fair value of $352,371 are presented as derivative liabilities.

L.	The Company is granting 500,000 newly issued common shares to the lead investor and key individuals as described above. Using the $5.59 February 13, 2024, closing price of PBAX common stock, the value of the granted shares is $2,795,000.

M.	As consideration for the establishment of a $25 million equity line of credit facility, the Company will issue 79,748 common shares with a value of $500,000 based on the trailing 5-day volume weighted average stock price f PBAX. Another $250,000 worth of common shares will be issued each of 90 and 180 days after registration statement effectiveness.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2023, and the year ended December 31, 2022, are as follows:

AA.	Elimination of interest income earnings on PBAX’s Restricted cash held in trust assuming redemptions and elimination of the trust account on the close of the merger.

BB.	Reflects CERo’s and PBAX’s transaction costs incurred after September 30, 2023. These costs are nonrecurring.

CC.	Reflects the gain on settlement of transaction expenses.

DD.	Reflects the recognition of expense on the issuance of new common shares to the lead investor and key individuals.

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2022. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of the period presented.

The following has been prepared to present the net loss per share with respect to the no additional redemptions and maximum redemption of Class A Common Stock scenarios by Phoenix stockholders at the time of the Business Combination for the three months ended September 30, 2023, and the year ended December 31, 2022:

Pro forma net loss	$(4,644,808)
Weighted average shares outstanding – basic and diluted	11,929,821
Net loss per share – basic and diluted	$(0.36)
Excluded securities
SPAC Private Placement Warrants	442,500
SPAC Public Warrants	8,750,000
Investor warrants	125,000
CERo Warrants	324,999
CERo Options	23,298

	Year ended December 31, 2022
	No Additional Redemptions	Maximum Redemption Scenario
Pro forma net loss	$(60,415,103)	$(63,251,967)
Weighted average shares outstanding – basic and diluted	11,584,584	10,294,286
Net loss per share – basic and diluted	$(5.22)	$(6.14)
Excluded securities
SPAC Private Placement Warrants	442,500	442,500
SPAC Public Warrants	8,750,000	8,750,000
CERo Warrants	324,999	324,999
CERo Options	31,739	31,739
Contingent Consideration Shares	1,200,000	1,200,000